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                                  EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm in the Registration Statement (Form S-8 No. 333-xxxxx) pertaining to the 1997 Stock Option Plan, Second Amended and Restated 1998 Stock Option Plan and 1999 Stock Option Plan of A.B. Watley Group Inc. and to the incorporation by reference therein of our report dated November 22, 1999, with respect to the consolidated financial statements of A.B. Watley Group Inc. included in its Annual Report (Form 10-KSB) for the year ended September 30, 1999, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP


New York, New York
April 19, 2000